UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2025

MERSANA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38129	04-3562403
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

840 Memorial Drive Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 498-0020

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	MRSN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 25, 2025, Mersana Therapeutics, Inc. (the “Company”) received written notice (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) stating that the Company is not in compliance with Nasdaq Listing Rule 5450(a)(1) because the Company has not maintained a minimum closing bid price of the Company’s common stock of at least $1.00 per share for the last 30 consecutive business days (the “Minimum Bid Price Requirement”). The Notice has no immediate effect on the listing or trading of the Company’s common stock on Nasdaq.

In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has 180 calendar days from the date of the Notice, or until August 25, 2025, to regain compliance with the Minimum Bid Price Requirement. The Company can regain compliance with Minimum Bid Price Requirement during any compliance period by meeting the minimum closing bid price of at least $1.00 for a minimum of ten (10) consecutive business days during the applicable compliance period, unless Nasdaq exercises its discretion to extend this 10-day period as discussed in Nasdaq Listing Rule 5810(c)(3)(H).

If the Company is not deemed in compliance with the Minimum Bid Price Requirement before the expiration of the 180-day compliance period, it may be afforded an additional 180-day compliance period. To qualify, the Company would be required to transfer the listing of its common stock from the Nasdaq Global Select Market to the Nasdaq Capital Market, provided the Company meets the continued listing requirement for the market value of publicly held shares and all other listing standards of the Nasdaq Capital Market, with the exception of its bid price requirement. To effect such a transfer, among other things, the Company would also need to pay an application fee to Nasdaq and provide written notice to Nasdaq of its intention to cure this deficiency during the second compliance period, including by effecting a reverse stock split, if necessary, to gain compliance with the Minimum Bid Price Requirement.

If the Company does not regain compliance with the Minimum Bid Price Requirement within the initial compliance period and it appears to Nasdaq’s staff that the Company will not be able to regain compliance with the Minimum Bid Price Requirement during the additional compliance period, or that the Company is otherwise not eligible for an additional compliance period at that time, Nasdaq’s staff will provide written notification to the Company that its common stock will be subject to delisting. In the event the Company receives notice that the Company’s common stock is being delisted, Nasdaq’s rules permit the Company to appeal the delisting determination by the Nasdaq staff to a hearings panel. The Company expects that its common stock would remain listed pending the hearings panel’s decision. However, there can be no assurance that, if the Company does appeal the delisting determination by Nasdaq’s staff to a hearings panel, that such appeal would be successful.

The Company intends to monitor the closing bid price of the Company’s common stock and may, if appropriate, consider available options to regain compliance with the Minimum Bid Requirement. These options include, but are not limited to, effecting a reverse stock split, if necessary, to attempt to regain compliance. There can be no assurance that the Company will be able to regain compliance with the Minimum Bid Price Requirement or maintain compliance with other Nasdaq listing requirements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERSANA THERAPEUTICS, INC.

Date: February 28, 2025	By:	/s/ Brian DeSchuytner
Brian DeSchuytner
Senior Vice President, Chief Operating Officer and Chief Financial Officer